EXHIBIT 21
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                           Subsidiaries of the Company

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
Subsidiary                          Percentage Owned     Jurisdiction of Incorporation

Peoples Savings Bank                      100%                     United States

Peoples Financial Services, Inc.          100%                     New Jersey


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